UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Kingold Jewelry, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3883101 (I.R.S. Employer Identification Number)

15 Huangpu Science and Technology Park
Jiang’an District
Wuhan, Hubei Province, PRC 430023

 (Address of Principal Executive Offices)

2011 Stock Incentive Plan

 (Full title of the plans)

Corporation Service Company
2711 Centerville Road
Suite 300
Wilmington, DE 19808
(302) 636-5401
(Name, address and telephone number (including area code) of agent for service)

Copy to:
Yvan-Claude Pierre, Esq.
Reed Smith LLP
599 Lexington Avenue, 28th Floor
New York, New York 10022
Tel: (212) 521-5400; Fax: (212) 521-5450

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share, issuable under the 2011 Stock Incentive Plan	5,000,000	$1.29	$6,450,000	$739.17

(1) This registration statement covers Common Stock, par value $0.001 per share  (“Common Stock”), issuable under the Kingold Jewelry, Inc.  (the “Company”) 2011 Stock Incentive Plan to directors, officers, employees and eligible consultants of the Company. This registration statement also covers an indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq Capital Market on October 28, 2011, in accordance with Rule 457(c) of the Securities Act.

STATEMENT

This registration statement on Form S-8 is being filed to register 5,000,000 shares of Common Stock of Kingold Jewelry, Inc. (the “Company”) available for issuance under the 2011 Stock Incentive Plan, as approved by the Company’s stockholders at the Company’s 2011 annual stockholders’ meeting on October 31, 2011.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Form S-8 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act , who are participant in the Company’s 2011 Stock Incentive Plan. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this registration statement:

a.	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 31, 2011;

b.	Our Annual Report on Form 10-K/A for the year ended December 31, 2010, filed with the SEC on April 29, 2011;

c.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 10, 2011;

d.	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 9, 2011;

e.	Our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2011, filed with the SEC on August 9, 2011;

f.	Our Schedule 14A filed with the SEC on September 29, 2011;

g.	The description of the common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 12, 2000, as amended on August 17, 2010;

h.	The description of the common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on August 17, 2010;

i.	Our Current Report on Form 8-K filed with the SEC on January 21, 2011;

j.	Our Current Report on Form 8-K filed with the SEC on February 3, 2011;

k.	Our Current Report on Form 8-K filed with the SEC on March 16, 2011,

l.	Our Current Report on Form 8-K filed with the SEC on May 2, 2011; and

m.	Our Current Report on Form 8-K filed with the SEC on November 2, 2011.

In addition, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit.

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our agents and employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if our Board determines, pursuant to Delaware law, that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed.

We have entered into indemnification agreements with each of our current directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of this registration statement, we have entered into indemnification agreements with each our directors and officers. Such indemnification agreements require us, among other things, to:

•           indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•           advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•           obtain directors’ and officers’ insurance.

In addition, our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us, subject to the limits of the policies, insuring such persons against various liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
4.2
Amendment to Certificate of Incorporation of Registrant dated September 29, 1995 (incorporated by reference to Exhibit 3.2 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

4.3
Amendment to Certificate of Incorporation of Registrant dated October 12, 1995 (incorporated by reference to Exhibit 3.3 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

4.4
Amendment to Certificate of Incorporation of Registrant dated January 21, 1999 (incorporated by reference to Exhibit 3.4 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

4.5
Amendment to Certificate of Incorporation of Registrant dated April 7, 2000 (incorporated by reference to Exhibit 3.5 to our Registration Statement filed on Form SB-2/A with the Commission on April 12, 2000)

4.6
Amendment to Certificate of Incorporation of Registrant dated December 18, 2010 (incorporated by reference to Exhibit 3.6 to our Registration Statement filed on Form S-1 with the Commission on October 1, 2010)

4.7
Amendment to Certificate of Incorporation of Registrant dated June 8, 2010 (incorporated by reference to Exhibit 3.7 to our Registration Statement filed on Form S-1 with the Commission on October 1, 2010)

4.8	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to our Current Report filed on Form 8-K with the Commission on September 30, 2010)
5.1	Opinion of Reed Smith LLP.
10.1	2011 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 29, 2011)
10.2	Form of Nonqualified Stock Option Grant Agreement
10.3	Form of Incentive Stock Option Grant Agreement
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

Item 9. Undertakings.

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Jiang’an District, Wuhan, Hubei Province, PRC, on October 31, 2011.

KINGOLD JEWELRY, INC.
a Delaware corporation

/s/ Zhihong Jia
By: Zhihong Jia
Chief Executive Officer and
Chairman

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer:	Principal Financial and Accounting Officer:

/s/ Zhihong Jia	/s/ Bin Liu
Zhihong Jia	Bin Liu
Chief Executive Officer and	Chief Financial Officer and
Chairman	Dated: October 31, 2011
Dated: October 31, 2011

Directors:

/s/ Zhihong Jia	/s/ Bin Zhao
Zhihong Jia	Bin Zhao
Dated: October 31, 2011	Dated: October 31, 2011
(Chairman of the Board of Directors)

/s/ H. David Sherman	/s/ Hai Xiao Xu
H. David Sherman	Hai Xiao Xu
Dated: October 31, 2011	Dated: October 31, 2011

/s/ Bin Nan Zhang
Bing Nan Zhang
Dated: October 31, 2011

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
4.2
Amendment to Certificate of Incorporation of Registrant dated September 29, 1995 (incorporated by reference to Exhibit 3.2 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

4.3
Amendment to Certificate of Incorporation of Registrant dated October 12, 1995 (incorporated by reference to Exhibit 3.3 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

4.4
Amendment to Certificate of Incorporation of Registrant dated January 21, 1999 (incorporated by reference to Exhibit 3.4 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

4.5
Amendment to Certificate of Incorporation of Registrant dated April 7, 2000 (incorporated by reference to Exhibit 3.5 to our Registration Statement filed on Form SB-2/A with the Commission on April 12, 2000)

4.6
Amendment to Certificate of Incorporation of Registrant dated December 18, 2010 (incorporated by reference to Exhibit 3.6 to our Registration Statement filed on Form S-1 with the Commission on October 1, 2010)

4.7
Amendment to Certificate of Incorporation of Registrant dated June 8, 2010 (incorporated by reference to Exhibit 3.7 to our Registration Statement filed on Form S-1 with the Commission on October 1, 2010)

4.8	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to our Current Report filed on Form 8-K with the Commission on September 30, 2010)
5.1	Opinion of Reed Smith LLP.
10.1	2011 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 29, 2011)
10.2	Form of Nonqualified Stock Option Grant Agreement
10.3	Form of Incentive Stock Option Grant Agreement
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).